Exhibit 1.1

4,250,000 Shares

SOUND SURGICAL TECHNOLOGIES INC.

Common Stock

UNDERWRITING AGREEMENT

                            , 2005

Roth Capital Partners, LLC

As Representative of the Several Underwriters named in Schedule I hereto

24 Corporate Plaza

Newport Beach, CA 92660

Ladies and Gentlemen:

Sound Surgical Technologies, a Delaware corporation (“Company”), proposes to issue and sell to the several Underwriters (as defined below) 4,250,000 shares of its Common Stock, par value $0.0001 per share (“Securities”).

It is understood that, subject to the conditions hereinafter stated, the Company will sell 4,250,000 shares of Securities (the “Firm Securities”) to the several Underwriters named in Schedule A hereto (the “Underwriters”) in connection with the offering (the “Offering”) and sale of such Firm Securities. Roth Capital Partners, LLC shall act as the representative (the “Representative”) of the several Underwriters.

In addition, as set forth below the Company and the selling shareholder, William W. Cimino (the “Selling Stockholder”) propose to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 550,500 and 87,000 additional shares, respectively, of Securities (“Optional Securities”). The Firm Securities and the Optional Securities are hereinafter called the “Securities.”

As a part of the Offering contemplated by this Agreement, the Underwriters have agreed to reserve up to 10% of the Firm Securities for sale, at the discretion of the Company’s management, to the Company’s employees, suppliers, consultants, friends, family, service providers and other persons with whom the Company has business or personal relationships (collectively, the “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Underwriters pursuant to the Directed Share Program (the “Directed Shares”) will be sold pursuant to this agreement at the initial public offering price, on the same terms as the shares that are offered to the public and will not be subject to any lock-up agreements except to the extent any of the Directed Shares are purchased by our officers, directors or 5% or more stockholders. The number of shares available for sale to the general public in the offering will be reduced to the extent the Participants purchase the Directed Shares. Any Directed Shares not orally confirmed for purchase by a Participant as of [                    ] p.m. [                    ] on the first day trading of the shares commences will be offered to the public by the Underwriters as to the general public on the same terms as the other Firm Securities.

This is to confirm the agreement concerning the purchase of the Securities from the Company and the Selling Stockholder by the Underwriters.

1.    Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter and the Selling Stockholder that:

(a)    A registration statement on Form SB-2 (File No. 333-121472) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement and any amendments, and all forms of the related prospectuses contained therein, have been delivered to you. Such registration statement, including the prospectus, Part II, any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time when it shall become effective, is herein referred to as the “Registration Statement”, and the prospectus included as part of the Registration Statement on file with the Commission when it shall become effective or, if the procedure in Rule 430A of the Rules and Regulations (as defined below) is followed, the prospectus that discloses all the information that was omitted from the prospectus on the effective date pursuant to such Rule 430A, and in either case, together with any changes contained in any prospectus filed with the Commission by the Company with your consent after the effective date of the Registration Statement, is herein referred to as the “Final Prospectus”. If the procedure in Rule 430A is followed, the prospectus included as part of the Registration Statement on the date when the Registration Statement became effective is referred to herein as the “Effective Prospectus”. Any prospectus included in the Registration Statement of the Company and in any amendments thereto prior to the effective date of the Registration Statement is referred to herein as a “Pre-Effective Prospectus”. The Final Prospectus, Effective Prospectus and any Pre-Effective Prospectus are hereinafter collectively called the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Act (including the exhibits thereto, the “Rule 462 Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such Rule 462 Registration Statement. For purposes of this Agreement, the term “Rules and Regulations” means the rules and regulations adopted by the Commission under either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable.

(b)    No order preventing or suspending the use of any Pre-Effective Prospectus has been issued by the Commission and each Pre-Effective Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Pre-Effective Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(c)    When the Registration Statement becomes effective and as of each Closing Date (as defined in Section 3), the Registration Statement, any post-effective amendment thereto and the Effective Prospectus and the Final Prospectus as amended or supplemented shall conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. At the time the Registration Statement becomes effective, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Effective Prospectus, at the time the Registration Statement becomes effective, and the Final Prospectus, at the time the Registration Statement becomes effective and as of each Closing Date (unless the term “Final Prospectus” refers to a prospectus which has been provided to the Underwriters for use in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use), will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations, warranties and agreements in this paragraph shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. There is no contract or document required to be described in the Registration Statement or Effective Prospectus or Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. No such documents when they were filed (or, if amendments with respect to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(d)    Ehrhardt Keefe Steiner & Hottman PC, whose report appears in the Effective Prospectus and the Final Prospectus, are independent certified public accountants as required by the Securities Act and the Rules and Regulations and are registered with the Public Company Accounting Oversight Board (the “PCAOB”). To the knowledge of the Company, Ehrhardt Keefe Steiner & Hottman PC is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company. The financial statements (including the related notes) included in the Registration Statement, any Pre-Effective Prospectus or the Effective Prospectus or Final Prospectus, present fairly the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial and operating data set forth in the Effective Prospectus and Final Prospectus under the captions “Prospectus Summary,” “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present, when read in conjunction with the Company’s financial statements and the related notes and on the basis stated in the Registration Statement, the information set forth therein.

(e)    Each of the Company and its Subsidiaries (as defined herein) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Effective Prospectus and Final Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary.

(f)    Each of the Company and its Subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, domestic and foreign, all of which are valid and in full force and effect (except where any failure to do so would not result in a material adverse change in the condition (financial or otherwise), business, prospects, properties or results of operations of the Company and its Subsidiaries considered as a whole).

(g)    Neither the Company nor any of its Subsidiaries has received any notice of proceedings, domestic or foreign, relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, would result, individually or in the aggregate, in having a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”).

(h)    The capitalization of the Company as of December 31, 2004 is as set forth under the caption “Capitalization” in the Effective Prospectus and Final Prospectus, and the Common Stock conforms to the description thereof contained under the caption “Description of Securities” in the Effective Prospectus and Final Prospectus; the outstanding shares of Common Stock have been, and the Securities, upon issuance and delivery and payment therefor in the manner herein described, will be, duly authorized, validly issued, fully paid and nonassessable. The Securities to be sold by the Selling Stockholder to the Underwriters have been duly authorized and are validly issued, fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s certificate of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries or the Selling Stockholder is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance or security interest.

(i)    Subsequent to the respective dates as of which information is given in the Effective Prospectus and the Final Prospectus, and except as described or contemplated in the Effective Prospectus and Final Prospectus: neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; there has not been any material adverse change in the condition (financial or otherwise), or any adverse development which materially affects, the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries considered as a whole; and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j)    Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries. Except for permits and similar authorizations required under the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions, NASD approval and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

(k)    The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement, the Effective Prospectus and the Final Prospectus. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

(l)    The Company and its Subsidiaries own no real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Effective Prospectus and Final Prospectus or would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

(m)    Except as described in the Effective Prospectus and Final Prospectus, there is no litigation or governmental proceeding, domestic or foreign, to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or which would materially and adversely affect the consummation of this Underwriting Agreement or the transactions contemplated hereby or which is required to be disclosed in the Effective Prospectus and Final Prospectus.

(n)    Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree, domestic or foreign, to which it may be subject which violation would reasonably be expected to have a Material Adverse Effect.

(o)    The Company has not taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities. Neither the Company nor any of its affiliates has distributed any offering material in connection with the offer or sale of the shares other than the Registration Statement, the Pre-Effective Prospectus or such other materials as may be permitted by the Securities Act.

(p)    The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, and all such tax returns are complete and correct in all material respects, and the Company and its Subsidiaries have not failed to pay any taxes which were payable pursuant to said returns or any assessments with respect thereto. The Company has no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or its Subsidiaries.

(q)    The execution and delivery of the Agreement and Plan of Conversion and Merger dated as of                     , 2005 (the “Merger Agreement”) between the Company and Sound Surgical Technologies LLC, a Colorado limited liability company (“SST LLC”), effecting the conversion of SST LLC from a limited liability company into a C corporation, has not created any adverse tax consequences to the Company directly nor any known liability to the Company as a result of any personal tax liability that may be incurred by one or more members of SST LLC as a result of the merger.

(r)    The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is aware that its Chief Executive Officer and Chief Financial Officer will be required to attest to and certify the effectiveness of the Company’s internal controls and procedures pursuant to the Sarbanes-Oxley Act. The Company has received a management letter from Ehrhardt Keefe Steiner Hoffman PC dated December 31, 2004 and is taking the necessary actions to be able to provide the certification of internal controls required by the Sarbanes-Oxley Act.

(s)    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(t)    Since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan (as such term is used in Section 13(k) of the Exchange Act), to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan (as such term is used in Section 13(k) of the Exchange Act) to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(u)    Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any officer, director, employee or agent acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (the “OFAC”) and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(v)    The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, products liability insurance, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(w)    Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any of its employees or agents has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for domestic or foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(x)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(y)    The conditions for use of Form SB-2, set forth in the General Instructions thereto, have been satisfied.

(z)    Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(aa)    Neither the Company nor any of its Subsidiaries has through one or more of its officers sent or received any notice of termination of any of the contracts or agreements referred to or described in the Registration Statement or filed as an exhibit to the Registration Statement.

(bb)    Except as provided in the grant of warrant to Roth Capital Partners, LLC in conjunction with the Offering, as referenced in Section 4(n) of this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(cc)    The Securities have been approved for listing on the American Stock Exchange subject to notice of issuance.

(dd)    No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Act and such as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or under state securities laws or the laws of any foreign jurisdiction.

(ee)    The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies, both domestic and foreign, necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(ff)    The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Critical Accounting Policies” in the Registration Statement, the Effective Prospectus and the Final Prospectus accurately and fully describes (i) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated Subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (ii) judgments and uncertainties affecting the application of critical accounting policies; and (iii) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

(gg)    The Company has delivered to the Underwriters a lock-up agreement from each executive officer, director and 1% stockholder of the Company.

(hh)    No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(ii)    The Company and its Subsidiaries own or possess adequate trademarks, trade names, patent rights, patents, know-how, copyrights, confidential information and other intellectual property, both domestic and foreign (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights, domestic or foreign, that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(jj)    Neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), operates any real property contaminated with any substance that is subject to any domestic or foreign environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(kk)    The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries, or their “ERISA Affiliates” (as hereinafter defined) are in compliance in all respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries, nor any of their ERISA Affiliates has incurred or expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975, or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries, or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ll)    No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(mm)    The Company has not offered, or caused Roth Capital Partners, LLC to offer Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(nn)    The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived, and the Company has received any consents required from such sources in connection with the inclusion of their data in the Registration Statement and the Prospectus.

(oo)    The financial statements included in each Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma columns in the financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(pp)    Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(qq)    Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its affiliates has sold or issued any equity security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued as described in Part II of the Registration Statement, pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

(rr)    No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement, the Effective Prospectus or the Final Prospectus which is not so described as required.

(ss)    The information contained in the Registration Statement and the Prospectuses regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein, subject to the meaningful cautionary language in the Registration Statement and the Prospectuses, that accompanies such forward-looking information.

(tt)    To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders or any holder of securities who acquired said securities within 270 days from the date of the Prospectus, except as set disclosed to the Underwriters in the NASD affiliation questionnaires circulated to, and signed by, each of SST LLC’s members.

(uu)    The execution and delivery of the Merger Agreement was duly authorized by all necessary corporate action on the part of each of the SST LLC and the Company. Each of SST LLC and the Company had all corporate power and authority to execute and deliver the Merger Agreement, to file the Merger Agreement with the Secretary of State of Colorado and the Secretary of State of Delaware and to consummate the transactions contemplated by the Merger Agreement, and the Merger Agreement at the time of execution and filing constituted a valid and binding obligation of each of SST LLC and the Company, enforceable in accordance with its terms, subject to the effect of (A) bankruptcy, insolvency, reorganization arrangement, moratorium, fraudulent transfer or other similar federal or state laws affecting the rights of creditors and (B) general principles of equity. Prior to Closing, the Merger Agreement will have been filed with the Secretary of State of the State of Colorado and the Secretary of State of the State of Delaware, and will be in effect without amendment thereto on the date hereof and all other actions necessary have been taken such that SST LLC has been converted from a limited liability company into a C corporation.

2.    Purchase of the Securities by the Underwriters.

(a)    Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of $[            ] per Share, the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, subject to adjustment in accordance with Section 7 hereof. The Underwriters agree to offer the Firm Securities to the public as set forth in the Final Prospectus.

(b)    The Company and the Selling Stockholder hereby grant to the Underwriters an option to purchase from the Company and the Selling Stockholder, solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities, all or any portion of the Optional Securities for a period of thirty (30) days from the date hereof at the purchase price per Share set forth above. Optional Securities shall be purchased from the Company and the Selling Stockholder pro rata, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by you so that no Underwriter shall be obligated to purchase fractional Optional Securities. No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

(c)    The Company agrees to grant Roth Capital Partners, LLC a warrant to purchase shares of common stock from the Company as set forth in Section 4(n) herein.

3.    Delivery of and Payment for Securities. Delivery of certificates for the Firm Securities and certificates for the Optional Securities, if the option to purchase the same is exercised on or before the third Business Day (as defined in Section 13 hereof) prior to the First Closing Date, to be purchased by the Underwriters from the Company and the Selling Stockholder, as the case may be, and payments therefor shall be made at the offices of Roth Capital Partners, LLC (or such other place as mutually may be agreed upon by the Company and the Underwriters), on the third full Business Day following the date hereof or, if the pricing of the Firm Securities occurs after 4:30 p.m., New York City time, on the fourth full Business Day thereafter, or at such other date as shall be determined by you and the Company (the “First Closing Date”).

The option to purchase Optional Securities granted in Section 2(b) hereof may be exercised during the term thereof by written notice to the Company and the Selling Stockholder from you. Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by you, when the Optional Securities are to be delivered (the “Option Closing Date”). Delivery and payment for such Optional Securities is to be at the offices set forth above for delivery and payment of the Firm Securities. (The First Closing Date and the Option Closing Date are herein individually referred to as the “Closing Date” and collectively referred to as the “Closing Dates”). To the extent the Underwriters do not exercise the option to purchase Optional Securities within the exercise period set forth in 2(b), Roth Capital Partners, LLC shall pay the Company an amount equal to 2.5% of the foregone over-allotment proceeds (which foregone over-allotment proceeds shall equal the public offering price, as set forth on the cover page of the Final Prospectus (the “Public Offering Price”) multiplied by the total number of shares of Common Stock authorized to be purchased pursuant to the over-allotment option from the Company and the Selling Stockholder and which remain unpurchased at the end of the exercise period).

Delivery of certificates for the Securities shall be made by or on behalf of the Company and the Selling Stockholder to you, for the respective accounts of the Underwriters, against payment by you, for the several accounts of the Underwriters, of the purchase price therefor by (i) Federal funds wire transfer or (ii) certified or official bank check payable in next day funds to the order of the Company and the Selling Stockholder as applicable. The certificates for the Securities shall be registered in such names and denominations as you shall have requested at least two full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging at a location in New York, New York as may be designated by you at least one full Business Day prior to such Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4.    Covenants. The Company covenants and agrees with each Underwriter that:

(a)    The Company shall use its best efforts to cause the Registration Statement to become effective under the Securities Act and, if the procedure in Rule 430A of the Rules and Regulations is followed, comply with the provisions of and make all requisite filings with the Commission pursuant to such Rule and to notify you promptly (in writing, if requested) of all such filings. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Effective Prospectus or the Final Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon your request, any amendments of or supplements to the Registration Statement or Effective Prospectus or the Final Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Securities, provided that the preparation of such amendments or supplements shall be at your expense if such a request is given nine months or more after the effective date of the Registration Statement; and the Company may not file any amendment of or supplement to the Registration Statement or the Effective Prospectus or the Final Prospectus, which is not approved by you after reasonable notice thereof, provided that such approval may not be unreasonably withheld or delayed. The Company shall advise you promptly of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Pre-Effective Prospectus or the Effective Prospectus or Final Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

(b)    The Company shall furnish to the Underwriters, from time to time and without charge, five copies of the Registration Statement of which two shall be signed and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(c)    Within the time during which a Final Prospectus relating to the Securities is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company shall promptly notify you and shall amend the Registration Statement or supplement the Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus. The Company will provide the Representative with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Representative a reasonable opportunity to review and comment thereon.

(d)    The Company will cause the Securities to be listed on the American Stock Exchange.

(e)    The Company shall take or cause to be taken all necessary action and furnish to whomever you may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which you shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent for service of process.

(f)    During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the American Stock Exchange all reports and documents required to be filed under the Exchange Act.

(g)    The Company will file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act in the manner and within the time period required by the Exchange Act.

(h)    The Company will furnish to its securityholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. During the period of five years from the date hereof, the Company will furnish the web page addresses at which the underwriters may find or, if not publicly available, will deliver to you and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its securityholders and will deliver to you, as soon as they are available, copies of any other reports (financial or otherwise) which the Company shall publish or otherwise make available to any of its securityholders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or the NASD.

(i)    The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(j)    The Company will not, during the 180 days following the effective date of the Registration Statement, except with your prior written consent, offer for sale, contract to sell, sell, issue, distribute, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock or register for sale under the Securities Act any shares of Common Stock otherwise than in accordance with this Agreement or as contemplated in the Final Prospectus; provided, however, that the Company may issue, or grant options to purchase, shares of Common Stock pursuant to any option plan existing or warrants outstanding on the date hereof.

(k)    The Company shall cause each officer and director of the Company and each holder of 1% of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock during the 180 days following the effective date of the Registration Statement, except with your prior written consent.

(l)    The Company shall apply the net proceeds of the sale of the Securities in the manner specified in the Prospectus under the heading “Use of Proceeds,” subject to the disclosure contained in the “Use of Proceeds” section, and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

(m)    If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act by the earlier of (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

(n)    Whether or not this Agreement becomes effective or is terminated or the sale of the Securities to the Underwriters is consummated, the Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities, (B) all fees and expenses (including, without limitation, fees and expenses of the Company’s accountants and counsel, but excluding fees and expenses of counsel for the Underwriters) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Pre-Effective Prospectus, the Effective Prospectus and the Final Prospectus as amended or supplemented and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters Questionnaires, Underwriters’ Powers of Attorney, Blue Sky Memoranda, the Agreement Among Underwriters and Selected Dealer Agreements, (C) all filing fees and fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Securities for sale under state securities laws as provided in Section 4(e) hereof, (D) the filing fee of the

NASD (and, if the offering is not completed, any applicable expenses of counsel for the Underwriters in connection with a review of the offering by the NASD), (E) any applicable listing fees, (F) the cost of printing certificates representing the Securities, (G) the cost and charges of any transfer agent or registrar and (H) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 8 hereof, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make. If the sale of the Securities provided for herein is not consummated by reason of acts of the Company pursuant to Section 8(a) hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled, unless the failure to perform the agreement or fulfill the condition is due to the default or omission of any Underwriter the Company shall reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company has paid the Underwriters the sum of $25,000 to date on account for out-of-pocket expenses, which shall be credited against the expense reimbursement in the event the offering is terminated. If the Underwriters’ out-of-pocket expenses actually incurred are less than $25,000, the Underwriters will return the remaining balance of this advance to the Company. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement. Notwithstanding any of the foregoing, in the event that the sale of the Securities to the Underwriters is consummated, the Company shall pay to the Underwriters at the First Closing Date a non-accountable expense allowance equal to 2.875% of the gross proceeds of the Offering (which gross proceeds shall equal the Public Offering Price, as set forth on the cover page of the Final Prospectus multiplied by the total number of shares of Common Stock sold to the Underwriters on such Closing Date, and not including any proceeds from sale of the Optional Securities). In addition, in the event that the sale of the Securities to the Underwriters is consummated, the Company shall issue to the Underwriters (or such other broker-dealers as directed by Roth Capital Partners, LLC) at each Closing Date warrants to purchase, at an exercise price equal to 125% of the Public Offering Price per share, the number of shares of the Common Stock equal to the product of seven percent (7%) multiplied by the total number of shares of Common Stock sold to the Underwriters on such Closing Date. Each such warrant shall be substantially in the form attached as an exhibit to the Registration Statement.

(o)    The Company (i) will indemnify Roth Capital Partners, LLC for any losses incurred in connection with the Directed Share Program, (ii) will comply with all applicable securities and other applicable laws, rules, and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program, and (iii) will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any stamp duties, similar taxes or duties, or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(p)    The Company will not take, and will use its commercially reasonable efforts to cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

5.    Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, at and as of the date hereof and each Closing Date (as if made at such Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)    The Registration Statement and all post-effective amendments thereto shall have become effective not later than [            ] p.m., New York time, on the date hereof, or, with your consent, at a later time and date, not later, however, than [            ] p.m., New York time, on the first Business Day following the date hereof, or at such later date and time as may be approved by a majority in interest of the Underwriters; if the Company has elected to rely on Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (x) 10:00 p.m., New York City time, on the date hereof, or (y) at such later date and time as may be approved by a majority in interest of the Underwriters; all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the knowledge of the Company, threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction.

(b)    No Underwriter shall have advised the Company that (i) the Effective Prospectus or Final Prospectus, or any supplement thereto, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)    On or prior to each Closing Date, you shall have received from Kirkpatrick & Lockhart Nicholson Graham LLP, counsel for the Underwriters, such opinion or opinions with respect to the validity of the Securities, the Registration Statement, the Effective Prospectus and the Final Prospectus, the validity of the Underwriting Agreement and other related matters as you reasonably may request and such counsel shall have received such papers and information from the Company as they request to enable them to pass upon such matters. In rendering such opinion, such counsel shall be entitled to rely on the opinion delivered pursuant to Section 5(d).

(d)    On each Closing Date there shall have been furnished to you, as Representative of the Underwriters, the favorable opinion (addressed to the Underwriters) of Robert W. Walter, P.C., counsel for the Company, which includes the opinions set forth in Appendix A, dated such Closing Date and in form and substance satisfactory to counsel for the Underwriters and stating that it may be relied upon by counsel for the Underwriters in giving their opinion.

(e)    On each Closing Date there shall have been furnished to you, as Representative of the Underwriters, the favorable opinion (addressed to the Underwriters) of Merchant & Gould P.C., intellectual property counsel for the Company, which includes the opinions set forth in Appendix B, dated such Closing Date and in form and substance satisfactory to counsel for the Underwriters and stating that it may be relied upon by counsel for the Underwriters in giving their opinion.

(f)    On each Closing Date, there shall have been furnished to you, as Representative of the Underwriters, the favorable opinion (addressed to the Underwriters) of Hogan & Hartson LLP, regulatory counsel for the Company, which includes the opinions set forth in Appendix C, dated such Closing Date and in form and substance satisfactory to counsel for the Underwriters and stating that it may be relied upon by counsel for the Underwriters in giving their opinion.

(g)    There shall have been furnished to you a certificate of the Company, dated such Closing Date and addressed to you, signed by the Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that:

(i)    The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)    No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;

(iii)    Any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been timely made;

(iv)    The signers of said certificate have carefully examined the Registration Statement and the Effective Prospectus and the Final Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Effective Prospectus and the Final Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v)    Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Effective Prospectus and the Final Prospectus which has not been so set forth.

(vi)    Since the effective date of the Registration Statement, neither the Company nor any of its Subsidiaries shall have sustained any loss by strike, fire, flood, accident or other calamity (whether or not insured), or shall have become a party to or the subject of any litigation, which is material to the Company or its Subsidiaries taken as a whole or would reasonably be expected to have a Material Adverse Effect, nor shall there have been a material adverse change in the general affairs, business, key personnel, capitalization, financial position, earnings or net worth of the Company and its Subsidiaries, whether or not arising in the ordinary course of business, which loss, litigation or change, in your reasonably exercised judgment, shall render it inadvisable to proceed with the delivery of the Securities.

(h)    On the date of this Agreement and on each Closing Date you shall have received a letter of Ehrhardt Keefe Steiner & Hottman PC, dated the date hereof or such Closing Date, as applicable, and addressed to you, in form and substance previously approved by you, confirming that they are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Effective Prospectus and the Final Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and confirming the conclusions and findings set forth in such prior letter.

(i)    You shall have been furnished such additional documents and certificates as you may reasonably request.

(j)    The Securities shall have been duly authorized for listing on the American Stock Exchange.

(l)    The Company shall have delivered to you a lock-up agreement from each executive officer, director and 1% stockholder of the Company.

(m)    The Company shall have delivered to you the executed warrant referenced in Section 4(m) of this Agreement.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and to counsel for the Underwriters. The Company shall furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date, by you; provided, however, that any failure to satisfy any of the conditions to be satisfied as of the Option Closing Date shall not affect the purchase and sale of the Firm Securities as of the First Closing Date. Any such cancellation shall be without liability of the Underwriters to the Company or the Selling Stockholder. Notice of such cancellation shall be given to the Company and the Selling Stockholder in writing, or by telegraph or telephone and confirmed in writing.

6.    Indemnification and Contribution.

(a)    The Company shall indemnify and hold harmless each Underwriter against any loss, claim, damage or liability (including any and all investigative, legal or other expenses reasonably incurred in connection with, any amount paid in settlement of, any action, suit or proceeding or any claim asserted), joint or several, as incurred, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof, or (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus or any electronic prospectus or any amendment or supplement thereto, or (B) in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, documents or information being hereinafter called a “Blue Sky Application”), or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any electronic prospectus or any supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, subject to the terms of Section 7 of this agreement, shall reimburse each Underwriter for any legal or other reasonable expenses as incurred by such Underwriter in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them;

except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of any Underwriter specifically for use in the preparation of the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any electronic prospectus or any amendment or supplement thereto, or any Blue Sky Application.

(b)    Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company to the same extent as the foregoing indemnities from the Company to each Underwriter, the directors, officers, employees, and agents of such Underwriter and any person controlling such Underwriter within the meaning of the Securities Act, but only insofar as such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any electronic prospectus or any amendment or supplement thereto; and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of such Underwriter expressly for use in the preparation thereof; and shall reimburse any legal or other expenses reasonably incurred by the Company in connection with investigation or defending against any such loss, claim, damage or liability.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such subsection except if the failure to notify the indemnifying party results in the loss, unavailability or bar of one or more defenses that otherwise would have been available to the indemnifying party on behalf of the indemnified party, in which event the indemnified party shall not be entitled to indemnification as to that claim or those claims as to which a defense has been lost, unavailable or barred. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that you shall have the right to employ counsel to represent you and those other Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if, in your reasonable judgment, based upon the advice of counsel, it is advisable for you and those Underwriters to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

(d)    If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) hereof).

(e)    The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act, in either case, whether or not such person is a party to any action or proceeding.

7.    Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Securities set forth opposite the names of all the non-defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of

Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities set forth opposite its name in Schedule I hereto plus the total number of Optional Securities, purchasable by it pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Securities. If the non- defaulting Underwriters or the other underwriters satisfactory to you do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section (4)(k) and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 hereof.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other underwriters reasonably satisfactory to you are obligated or agree to purchase the Securities of a defaulting Underwriter, either you or the Company may postpone the First Closing Date for up to five (5) full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Effective Prospectus or the Final Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Effective Prospectus or the Final Prospectus which in your opinion may thereby be made necessary.

8.    Effective Date and Termination.

(a)    This Agreement shall become effective at [            ] a.m., New York City time, on the first full Business Day following the earlier of (i) the date hereof, or (ii) the day on which you release the initial public offering of the Firm Securities for sale to the public. You shall notify the Company immediately after you have taken any action which causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company or by you by giving notice as hereinafter provided to you or by you by giving notice as hereinafter provided to the Company, except that the provisions of Section 4(m) and Section 6 shall at all times be effective. For purposes of this Agreement, the release of the initial public offering of the Firm Securities for sale to the public shall be deemed to have been made when you release, by telegram or otherwise, firm offers of the Firm Securities to securities dealers or release for publication a newspaper advertisement relating to the Firm Securities, whichever occurs first.

(b)    Until the First Closing Date, this Agreement may be terminated by you by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter, (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by such exchange or other regulatory body of governmental authority having jurisdiction, (v) a general banking moratorium shall have been declared by Federal or state authorities, (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (vii) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in your judgment, makes it inadvisable to proceed with the delivery of the Securities, or (viii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency if, in your judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(n) and 6 hereof.

Any notice referred to above may be given at the address specified in Section 10 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

(c)    This Agreement may also be terminated as provided in Section 7 hereof.

9.    Survival of Indemnities, Contribution, Warranties and Representations. The indemnity and contribution agreements contained in Section 6 and the representations, warranties and agreements of the Company in Sections 1 and 4 shall survive the delivery of the Securities to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

10.    Notices. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed and mailed or delivered to the Company at Sound Surgical Technologies Inc., 357 South McCaslin Boulevard, Suite 100, Louisville, Colorado 80027, Attention: Donald B. Wingerter, Jr., Chief Executive Officer, with a copy to Robert W. Walter, Esq., Robert W. Walter P.C., 9660 East Prentice Circle, Greenwood Village, Colorado 80111; and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice shall be in writing addressed and mailed or delivered to Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, California 92660, Attention: Christopher Jennings, with a copy to Thomas J. Poletti, Esq., Kirkpatrick & Lockhart Nicholson Graham LLP, 10100 Santa Monica Boulevard, 7th Floor, Los Angeles, California 90067.

11.    Information Furnished by Underwriters. The statements set forth in the last paragraph on the cover page and under the caption “Underwriting” in any Pre-Effective Prospectus and in the Effective Prospectus and the Final Prospectus, except for the statements made in the paragraph under the caption “Underwriting” in the Effective Prospectus and the Final Prospectus relating to sales or dispositions by the Company, constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraphs (b) and (c) of Section 1 hereof and in paragraphs (a) and (b) of Section 6 hereof.

12.    Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company, any officer, director or controlling person referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. The term “successors and assigns,” as used in this Agreement, shall not include any purchaser of any of the Securities from any of the Underwriters merely by reason of such purchase.

13.    Definition of “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “Subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law or conflict of laws principles thereof.

15.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Please confirm, by signing and returning to us two counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

SOUND SURGICAL TECHNOLOGIES INC.

By:
Name: Title:

Confirmed and accepted as of the date first above mentioned:

ROTH CAPITAL PARTNERS LLC, for itself and as Representative of the Several Underwriters named in Schedule I hereto

By:
Christopher Jennings, Managing Director

SCHEDULE I

Underwriting Agreement dated                             , 2005

Underwriter	Number of Firm Securities to be Purchased

Roth Capital Partners, LLC

Stifel, Nicolaus & Company, Incorporated

Total

APPENDIX A

OPINIONS REQUIRED OF ROBERT W. WALTER, PC

A-1

APPENDIX B

OPINIONS REQUIRED OF MERCHANT & GOULD PC

B-1

APPENDIX C

OPINIONS REQUIRED OF HOGAN & HARTSON LLP

C-1